UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 29, 2018
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD
In light of recent media coverage concerning the possibility of tariffs affecting our business, the Company provided the following information:

1.
Sotheby’s does not support a U.S. tariff on works of art of Chinese origin.  It has long been the policy of the United States to promote and encourage the international flow and exchange of art, and to exclude art from “trade” and import tariffs.  Sotheby’s has joined with other major players in the art market to oppose these tariffs because they would harm the American market and impede the ability of our clients to trade in these objects.

2.
Sotheby’s does not, however, believe that the proposed tariff will have a material effect on its results.  Works of art of Chinese origin that Sotheby’s imported into the United States and sold in our New York salesroom are a small percentage of the Company’s annual sales.  Since 2016, such sales were approximately 0.1% of the Company’s total Net Auction Sales.  These results do not account for the possibility that Sotheby’s might experience fewer consignments from United States based dealers who themselves may have difficulties importing Chinese works of art for consignment at Sotheby’s.  At the same time, Sotheby’s is a global business and can shift prospective consignments to other locations to accommodate our clients’ needs.

3.	Even if the tariff goes forward, our Asia Week sales in September 2018 will be unaffected by it.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ David G. Schwartz

David G. Schwartz
Senior Vice President,
Chief Securities Counsel and Corporate Secretary

Date:	August 29, 2018

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